                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                      ----------------------------------


                                   FORM 8-K
                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


Date of Report                                                     July 29, 1998
(Date of Earliest Event Reported)

                      COLUMBIA/HCA HEALTHCARE CORPORATION
            (Exact name of Registrant as specified in its Charter)


                                   DELAWARE
                           (State of Incorporation)


 001-11239                                                       75-2497104
(Commission                                                   (I.R.S. Employer
File Number)                                                 Identification No.)



One Park Plaza, Nashville, Tennessee                                 37203
(Address of principal executive offices)                          (Zip Code)

                                (615) 344-9551
             (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

        On July 29, 1998, Columbia/HCA Healthcare Corporation (the "Company") announced operating results for the second quarter ended June 30, 1998, including EPS from continuing operations, before restructuring and investigation related costs, of $0.30 per diluted share. The Company also announced that it has been authorized by its Board of Directors to repurchase up to $1 billion of its common stock.

        Also on July 29, 1998, the Company announced that its Board of Directors has approved the filing of a ruling request with the Internal Revenue Service for tax-free spin-offs to stockholders of its America and Pacific Groups. The America Group presently includes 22 rural hospitals and the Pacific Group includes 43 suburban or secondary market hospitals. The Company anticipates filing the ruling request in August.

ITEM 7. EXHIBIT

        Exhibit 20 Copy of press release dated July 29, 1998 relating to second quarter earnings release and $1 billion share repurchase.


                                   SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA/HCA HEALTHCARE CORPORATION

/s/ JOHN M. FRANCK II
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John M. Franck II
Corporate Secretary

DATED:  July 30, 1998